Contacts:	Lawrence P. Ward, CEO Margaret Torres, CFO 805-369-5200

Heritage Oaks Bancorp Earns $257,000, or $0.03 per share in 2Q09 as Credit Quality Improves

Paso Robles, CA – July 20, 2009 – Heritage Oaks Bancorp (the “Company”), (NASDAQ: HEOP), the parent company of Heritage Oaks Bank (the “Bank”), today reported net income available to common shareholders in the second quarter totaled $257,000, or $0.03 per diluted common share, compared to $1.1 million, or $0.14 per diluted common share, in the first quarter of 2009 and $691,000, or $0.09 per diluted common share, in the second quarter a year ago.  For the first six months of 2009, net income available to common shareholders was $1.3 million, or $0.17 per diluted common share, compared to $2.4 million, or $0.30 per diluted common share, for the first six months of 2008.

“The highlight of the second quarter was deposit growth spearheaded by a substantial increase in demand deposits, increasing 5.9% compared to a year ago and 21.5% since the end of the year.  Deposit growth has enabled us to pay down brokered deposits, both in the form of money market and CDs by $46.0 million and Federal Home Loan Bank (FHLB) borrowings by $30.0 million during the second quarter and continues to provide us a very low cost funding source for our loan growth,” stated Lawrence P. Ward, President and CEO.  “We attribute our deposit growth to several factors including our work in making our two bank brands top of mind in both of our primary markets.  We also must attribute our growth to the excellent customer service provided by our staff.  Our marketing and promotional activities have also paid off as we are seeing a flight to quality from some of the larger institutions in our marketplace to the Bank.  We are thrilled to be able to report that our deposits have grown in the first two quarters of 2009 by $110.6 million net of a year to date reduction in brokered deposits of $10.1 million,” Ward added.

“Another positive development in the second quarter was the overall improvement in our credit metrics,” said Ward.  “Total non-performing loans were down 39.7%, our allowance for loan and lease losses (“ALLL”) to total gross loans grew by eight basis points and total non-performing assets were down 18.4% compared to the end of March.  Despite these overall improvements to our credit metrics we remain cautionary with regard to credit quality and we continue to build our ALLL.  During the second quarter, the Bank made provisions to the ALLL in the amount of $2.7 million, bringing the year to date provision to $4.8 million and the balance of the ALLL to $11.1 million or approximately $0.7 million higher than that reported at December 31, 2008.  The increase in the ALLL is directly related to the effect that historical loan losses and continued weakness in economic conditions has on our estimate of losses inherent in the portfolio as of the balance sheet dates and does not necessarily reflect expected future losses.

 “Our market area has historically experienced less volatility in economic activity when compared to many other areas of California,” added Ward.  “Median home sales in the San Luis Obispo area have not been nearly as negatively affected as in other areas of the state.  While median home prices within the Company’s primary market have come down considerably from peak levels in 2007, the declines have not been as dramatic as in other areas of the state.  Additionally, according to the U.S. Bureau of Labor Statistics, the unemployment rate as of the end of May was 8.4% for the San Luis Obispo-Paso Robles area compared to 11.5% for the entire state of California.”  Santa Barbara County also enjoys a much better unemployment rate than the state of California with a rate much the same as San Luis Obispo County.

2Q09 Financial Highlights:

•	Net income available to common shareholders was $257,000, or $0.03 per diluted common share.
•	The Company remains ‘well-capitalized’ with a Total Risk-Based capital ratio of 13.20% and Tier 1 capital ratio of 11.95%.
•	Net interest margin was 4.91%.
•	The allowance for loan losses totaled $11.1 million or 1.59% of total gross loans.
•	Net loans increased 5.4% to $685.2 million compared to a year ago.
•	Demand deposits increased 21.5% from the prior year end.
•	Total deposits increased 16.6% in the first two quarters of 2009 to $704.0 million.
•	Brokered deposits reduced by $46.0 million in 2nd quarter.
•	FHLB borrowings reduced by $30.0 million in 2nd quarter.

Heritage Oaks Bancorp-2Q09 Results
July 20, 2009

2Q09 Credit Quality Improvements: (Compared to 1Q09)

•	Non-performing loans declined by 39.7% to $12.2 million or 1.75% of total gross loans when compared to $20.3 million, or 2.93% of total gross loans, three months earlier.
•	Total non-accruing loans decreased 40.4% from the previous quarter end.
•	Non-performing assets were $18.9 million or 2.15% of total assets compared to $23.2 million or 2.66% of total assets at March 31, 2009.
•	$2.7 million in provisions to the ALLL with net charge-offs of $2.0 million for the quarter.

Asset Quality

“We continue to take a conservative approach with regard to problem credits, and have been very proactive in writing-down or charging-off loans when necessary,” said Ward.  “We have been diligent in recognizing deficiencies in impaired loans and are constantly updating current values for the portfolio.  The collateral securing the loans charged-off during the second quarter consists primarily of real estate and various forms of business assets.  We are currently working with borrowers and collateral is being actively marketed to minimize future charge-offs.”

As previously mentioned, non-performing assets declined 18.4% to $18.9 million, or 2.15% of total assets at quarter end, compared to $23.2 million, or 2.66% of total assets, at the end of the previous quarter.  At June 30, 2009, the allowance for loan losses was $11.1 million, or 1.59% of total gross loans, compared to $10.4 million, or 1.51% of total gross loans as of March 31, 2009, an increase of 8 basis points.  Net charge-offs during the quarter totaled $2.0 million.

The Company’s provision for loan losses for the quarter and year to date periods ended June 30, 2009 totaled $2.7 million and $4.8 million, respectively.  As of quarter end, the allowance for loan losses was approximately $11.1 million, representing 1.59% of total gross loans.  Provisions for loan losses in the same periods ended a year earlier were approximately $2.8 million and $3.0 million.

The following table recaps changes in non-accruing balances for the quarter ended June 30, 2009:

	Balance	Additions to				Transfers	Balance
	March 31,	Non-Accruing	Net		Returns to	to OREO	June 30,
(dollars in thousands)	2009	Balances	Paydowns	Charge-offs	Accrual	Status	2009
Real Estate Secured
Multi-family residential	$-	$-	$-	$-	$-	$-	$-
Residential 1 to 4 family	392	-	-	-	-	-	392
Home equity line of credit	320	-	-	-	-	-	320
Commercial	3,076	260	(525)	-	-	(35)	2,776
Farmland	-	-	-	-	-	-	-
Commercial
Commercial and industrial	7,309	995	(540)	(942)	(14)	(1,492)	5,316
Agriculture	-	385	(1)	-	-	-	384
Other	-	-	-	-	-	-	-
Construction
Single family residential	678	-	-	-	-	-	678
Single family residential - Spec.	4,604	1,250	-	(415)	(1,250)	(2,600)	1,589
Tract	-	-	-	-	-	-	-
Multi-family	-	-	-	-	-	-	-
Hospitality	-	-	-	-	-	-	-
Commercial	-	-	-	-	-	-	-
Land	3,825	-	(356)	(681)	-	(2,277)	511
Installment loans to individuals	87	50	(1)	(4)	-	-	132
All other loans	-	-	-	-	-	-	-

Totals	$20,291	$2,940	$(1,423)	$(2,042)	$(1,264)	$(6,404)	$12,098

Heritage Oaks Bancorp-2Q09 Results
July 20, 2009

The following table recaps changes in non-accruing balances for the six months ended June 30, 2009:

	Balance	Additions to				Transfers	Balance
	December 31,	Non-Accruing	Net		Returns to	to OREO	June 30,
(dollars in thousands)	2008	Balances	Paydowns	Charge-offs	Accrual	Status	2009
Real Estate Secured
Multi-family residential	$-	$-	$-	$-	$-	$-	$-
Residential 1 to 4 family	265	146	(19)	-	-	-	392
Home equity line of credit	320	-	-	-	-	-	320
Commercial	1,961	1,398	(548)	-	-	(35)	2,776
Farmland	-	-	-	-	-	-	-
Commercial
Commercial and industrial	7,060	1,584	(597)	(1,225)	(14)	(1,492)	5,316
Agriculture	-	385	(1)	-	-	-	384
Other	-	-	-	-	-	-	-
Construction
Single family residential	-	823	-	(145)	-	-	678
Single family residential - Spec.	5,990	2,839	-	(1,676)	(1,250)	(4,314)	1,589
Tract	-	-	-	-	-	-	-
Multi-family	-	-	-	-	-	-	-
Hospitality	-	-	-	-	-	-	-
Commercial	-	-	-	-	-	-	-
Land	2,720	1,421	(362)	(991)	-	(2,277)	511
Installment loans to individuals	11	224	(2)	(101)	-	-	132
All other loans	-	-	-	-	-	-	-

Totals	$18,327	$8,820	$(1,529)	$(4,138)	$(1,264)	$(8,118)	$12,098

Changes/Updates to Non-Accruing Loans

RE Secured Commercial
Comprising a considerable portion of balances within this category are two loans to one borrower in the aggregate amount of $1.1 million.  Both of these loans are well secured and the Bank is working with the borrower to liquidate the collateral and expects no loss to be incurred at this time.  During the second quarter, the Bank also received proceeds in the amount of $0.5 million from the sale of collateral securing one loan as well as approximately $42 thousand in principal pay downs on two other credits, bringing the balance of CRE non-accruing loans down slightly from that reported at March 31, 2009.

Commercial C&I
During the quarter the Bank placed approximately $1.0 million in C&I balances on non-accrual status of which $0.4 million was subsequently charged-off.  The Bank also moved one loan in the amount of $1.5 million to OREO status during the quarter.  This loan is secured by commercial property in the Bank’s primary market.

Single Family Residential- Spec
Additions to non-accruing loans are attributable to one loan in the amount of $1.3 million.  After working with the borrower, the loan was brought current and subsequently returned to accruing status.  During the quarter, the Bank moved three loans within this category with book balances of approximately $2.6 million to OREO status following charge-offs of approximately $0.4 million.

Additionally, during the second quarter the Bank sold three SFR – Spec properties previously booked to OREO for $2.9 million.  In connection with the sale of these properties the Bank recorded aggregate losses of approximately $104 thousand.

Land
During the second quarter non-accruing land balances declined approximately $3.3 million.  The majority of the decline can be attributed to the move of $2.3 million to OREO status following charge-offs of approximately $0.7 million.  Contributing to the quarter over quarter decline in non-accruing land balances were the proceeds the Bank received from the guaranteed portion on one loan as well as principal pay downs on two others.  These proceeds totaled approximately $0.4 million.

Heritage Oaks Bancorp-2Q09 Results
July 20, 2009

Other Real Estate Owned (‘OREO”)
As of June 30, 2009, the balance of OREO was approximately $6.7 million, an increase of approximately $3.8 million from the first quarter and $5.3 million higher than that reported at December 31, 2008.  As previously mentioned, the Bank sold three properties during the second quarter, resulting in a reduction to OREO of approximately $2.9 million.  The Bank currently has three properties in 30 day escrow, totaling approximately $3.1 million.

Capital Position
At June 30, 2009, the Company had $92.6 million in Tier I capital and $102.3 million in Total Risk Based capital, remaining ’well capitalized’ by regulatory standards.  At June 30, 2009 the Company’s Total Risk Based capital and Tier 1 capital ratios were 13.20% and 11.95%, respectively.  Tangible common equity represented 6.96% of total assets at quarter end.

Shareholders’ equity was $91.3 million at June 30, 2009, compared to $70.9 million twelve months earlier.  Common book value per share was $9.28 at June 30, 2009, compared to $9.19 per share a year earlier.  Tangible common book value per share was $7.77 at quarter end, compared to $7.23 a year earlier.

Liquidity
“Our liquidity position continues to improve resulting from our strong deposit growth during the quarter, as we continue to attract deposits from larger banks in our market area,” said Ward.  The liquidity ratio was 16.36% at June 30, 2009, compared to 11.36% at March 31, 2009.  The Bank has additional borrowing lines with the FHLB as well as credit arrangements with correspondent banks to provide liquidity for a variety of reasons, including the day to day demands of depositors.

Balance Sheet
“Loan demand remains solid in all of our primary markets however we continue to be cautious with all new loan originations.  We are seeing a slow level of loan growth simply due to the fact that with the economy in its current condition, fewer loans fit our stringent underwriting criteria,” said Ward.  “We are being very conservative with the loans we are choosing to fund, and requiring clients to bring a lot more capital into a project than in previous years.”  Net loans increased 0.8% over the prior quarter and 5.4% year over year.  At June 30, 2009, net loans totaled $685.2 million, compared to $680.0 million at the end of the preceding quarter and $649.9 million a year ago.

“We continue our long standing focus of generating new low cost deposits with an emphasis on DDA accounts as evidenced by our deposit growth totals reported above.  This year, we have focused our promotional efforts towards DDA growth by attaching our promotional CDs of 9 and 14 months with a checking account requirement.  This requirement may also be fulfilled by our clients opening one of our new “Green” interest bearing checking accounts.  We view these promotional efforts as having been successful in that we are able to report that our total deposits have increased 5.9% over the prior quarter and 16.6% in only the first six months of the year,” said Ward.  “We also attribute a portion of our deposit success in recent quarters to a new customer base.  We continue to see a flight to quality as many customers shift their deposits away from some of the larger institutions in our markets.”

“On a linked quarter basis we reduced our reliance on brokered CDs and FHLB borrowing.  We were able to fund all of our loan growth with core deposits while at the same time significantly improving our liquidity position,” added Ward.  “In fact, FHLB borrowings were down 35.3% from the previous quarter end.”  Total deposits were $704.0 million at June 30, 2009, compared to $664.8 million at March 31, 2009, and $634.5 million a year ago.  Core deposits now represent 80.8% of total deposits.  Money market, interest checking and savings account balances, net of brokered money market funds, were down approximately $13.6 million when compared to the year ago period.  This is primarily the result of two deposit relationships classified as volatile leaving the Bank within the first six months of the year.  Between these two accounts, the average balances were about $21.9 million.  Both of these accounts were interest bearing accounts.

Heritage Oaks Bancorp-2Q09 Results
July 20, 2009

The securities portfolio increased by $13.1 million during the second quarter to $75.7 million, as the Bank sought to take advantage of increased credit spreads available on investment securities.  Management periodically evaluates investments in the portfolio for other than temporary impairment and more specifically when conditions warrant such an evaluation.  As of June 30, 2009, the majority of unrealized losses in the portfolio were attributable to holdings of mortgage related securities.  Based on pre-purchase cash flow analyses, cash flows on these mortgage related securities are within range of expectations.  As of June 30, 2009, Management does not believe unrealized losses in the portfolio are other than temporary.  The investment portfolio contains no collateralized debt obligations.

Net Interest Margin
“During the second quarter our net interest margin dropped below the 5% range, which was as much a function of lower returns on our earning assets as it was a function of our promotional campaigns to attract new deposit accounts and build market share in the region,” said Ward.  “Our core deposit growth, however, contributed to keeping our margin above peer levels.”  The net interest margin was 4.91% for the second quarter, compared to 5.03% during the preceding quarter and 5.28% for the second quarter a year ago.  For the first half of 2009, the net interest margin was 4.97% compared to 5.31% for the first half of 2008.  These rates compare favorably to a ratio of 3.88% for all California public banks at March 31, 2009 (the most current data published).

Operating Results
Total revenue, consisting of net interest income before the provision for loan losses and non-interest income, was $11.3 million in the second quarter, nearly unchanged from the second quarter a year ago.  For the first six months of the year, total revenues increased 3.0% to $22.6 million, compared to $21.9 million in the first six months of 2008.  Net interest income grew 2.6% to $9.8 million in the second quarter compared to $9.6 million in the second quarter a year ago.  Year to date, net interest income increased 3.7% to $19.4 million, compared to $18.7 million in the first half of 2008.  Total interest expense decreased 18.7% for the second quarter compared to the second quarter a year ago.

Non-interest income decreased 14.6% for the quarter to $1.5 million, compared to $1.8 million in the second quarter a year ago.  Contributing to the year over year decline within this category was the absence of income the Bank recognized during the second quarter of 2008 in connection with the Visa, Inc. IPO.  Those proceeds totaled approximately $0.3 million.   Additionally, while mortgage origination fees increased substantially, they were offset by a loss on sale of OREO property as well as reduced service charges on deposit accounts.  Year to date, non-interest income was $3.2 million, unchanged from the first six months of 2008.

Total non-interest expense was $8.0 million for the second quarter compared to $7.5 million in the second quarter a year ago.  “The increase in expense was due in part to a FDIC special assessment charge of approximately $0.4 million during the period as well as one time expenses incurred associated with OREO properties,” said Ward.  “Additionally, promotional expenses are up as we expanded our marketing promotions to build our customer base.  Our marketing expenses have already paid off as every single branch has produced significant deposit growth since the beginning of the year.”  Year to date, total non-interest expense was $15.4 million compared to $15.1 million during the same period a year earlier.

The efficiency ratio was 70.02% in the second quarter of 2009 compared to 66.71% in the previous quarter and 66.31% in the second quarter a year ago.  The efficiency ratio in the second quarter was impacted by the FDIC special assessment as well as various expenses associated with OREO properties.  Net of these one time expenses, the efficiency ratio would have been reported at 66.63% for the second quarter.  For the first six months of the year the efficiency ratio was 68.38% compared to 69.14% in the first six months of 2008.  The efficiency ratio measures operating expenses as a percent of total net revenues.

Income taxes for the three and six month periods ended June 30, 2009 were approximately $121 thousand and $711 thousand, resulting in an effective tax rate of 19.3% for the second quarter and 30.6% for the first six months of 2009.  When compared to the same periods ended a year earlier, the Company’s effective tax rate dropped approximately 16.3 percentage points and 6.6 percentage points, respectively.  The year over year decline in the effective tax rate can be attributed to lower levels of taxable income due to elevated provisions for loan losses, resulting in tax exempt income from municipal securities and holdings of bank owned life insurance becoming a greater portion of pre tax income.

Heritage Oaks Bancorp-2Q09 Results
July 20, 2009

About the Company
Heritage Oaks Bancorp is the holding company for Heritage Oaks Bank which operates as Heritage Oaks Bank and Business First, a division of Heritage Oaks Bank.  Heritage Oaks Bank has its headquarters plus one branch office in Paso Robles, two branch offices in San Luis Obispo, single branch offices in Cambria, Arroyo Grande, Atascadero, Templeton, San Miguel and Morro Bay and three branch offices in Santa Maria.  Heritage Oaks Bank conducts commercial banking business in San Luis Obispo County and Northern Santa Barbara County.  The Business First division has two branch offices in Santa Barbara.  Visit Heritage Oaks Bancorp on the Web at www.heritageoaksbancorp.com.

Statements concerning future performance, developments or events, expectations for growth, income forecasts, sales activity for collateral, and any other guidance on future periods, constitute forward-looking statements that are subject to a number of risks and uncertainties.  Actual results may differ materially from stated expectations.  Specific factors include, but are not limited to the ability to successfully integrate the operations of Business First National Bank, increased profitability, continued growth, the Bank’s beliefs as to the adequacy of its existing and anticipated allowances for loan losses, beliefs and expectations regarding actions that may be taken by regulatory authorities having oversight of the Bank’s operations, interest rates and financial policies of the United States government, the ongoing financial crisis in the United States, and the response of the federal and state government and our regulators thereto and general economic conditions.  Additional information on these and other factors that could affect financial results are included in Heritage Oaks Bancorp’s Securities and Exchange Commission filings.  If any of these risks or uncertainties materialize or if any of the assumptions underlying such forward-looking statements proves to be incorrect, Heritage Oaks Bancorp’s results could differ materially from those expressed in, implied or projected by such forward-looking statements.  Heritage Oaks Bancorp assumes no obligation to update such forward-looking statements.

Heritage Oaks Bancorp-2Q09 Results
July 20, 2009

Heritage Oaks Bancorp
Consolidated Balance Sheets

	(unaudited)	(unaudited)	(audited)	(unaudited)	Percentage Change Vs.
(dollar amounts in thousands)	6/30/2009	3/31/2009	12/31/2008	6/30/2008	3/31/2009	12/31/2008	6/30/2008
Assets
Cash and due from banks	$15,667	$16,553	$17,921	$27,346	-5.4%	-12.6%	-42.7%
Federal funds sold	32,675	44,020	6,650	15,660	-25.8%	391.4%	108.7%
Total cash and cash equivalents	48,342	60,573	24,571	43,006	-20.2%	96.7%	12.4%

Interest bearing deposits with other banks	119	119	119	131	0.0%	0.0%	-9.2%
Securities available for sale	75,726	62,601	50,762	57,064	21.0%	49.2%	32.7%
Federal Home Loan Bank stock, at cost	5,828	5,828	5,123	5,401	0.0%	13.8%	7.9%
Loans held for sale	11,692	13,806	7,939	1,246	-15.3%	47.3%	838.4%
Loans, net (1)	685,193	679,657	668,034	649,928	0.8%	2.6%	5.4%
Property, premises and equipment	6,848	6,838	6,827	6,524	0.1%	0.3%	5.0%
Deferred tax assets	8,673	8,115	7,708	5,799	6.9%	12.5%	49.6%
Bank owned life insurance	10,949	10,842	10,737	10,527	1.0%	2.0%	4.0%
Goodwill	11,049	11,049	11,049	11,541	0.0%	0.0%	-4.3%
Core deposit intangible	3,166	3,428	3,691	4,121	-7.6%	-14.2%	-23.2%
Other real estate owned	6,669	2,893	1,337	197	130.5%	398.8%	3285.3%
Other assets	7,101	6,599	7,691	4,600	7.6%	-7.7%	54.4%
Total assets	$881,355	$872,348	$805,588	$800,085	1.0%	9.4%	10.2%

Liabilities
Deposits
Non interest bearing demand	$178,600	$164,320	$147,044	$168,589	8.7%	21.5%	5.9%
Savings, NOW, and money market	290,178	303,323	296,488	293,799	-4.3%	-2.1%	-1.2%
Time deposits of $100K or more	125,325	100,369	75,111	79,756	24.9%	66.9%	57.1%
Time deposits under $100K	109,886	96,809	84,878	92,374	13.5%	29.5%	19.0%
Total deposits	703,989	664,821	603,521	634,518	5.9%	16.6%	10.9%
Short term FHLB borrowing	55,000	85,000	99,000	71,500	-35.3%	-44.4%	-23.1%
Long term FHLB borrowing	10,000	10,000	10,000	-	0.0%	0.0%	100.0%
Securities sold under agreement to repurchase	-	-	2,796	2,718	-	-100.0%	-100.0%
Junior subordinated debentures	13,403	13,403	13,403	13,403	0.0%	0.0%	0.0%
Other liabilities	7,649	7,491	6,836	7,074	2.1%	11.9%	8.1%
Total liabilities	790,041	780,715	735,556	729,213	1.2%	7.4%	8.3%

Stockholders' equity
Senior preferred stock, no par value;
$1,000 per share stated value 5,000,000 shares authorized, 21,000 issued and outstanding	19,253	19,163	-	-	0.5%	100.0%	100.0%
Common stock, no par value; 20,000,000 shares authorized; issued and outstanding: 7,761,553; 7,751,766; 7,753,078 and 7,709,929 June 30, 2009; March 31, 2009, December 31, 2008; and June 30, 2008, respectively	48,695	48,649	48,649	48,456	0.1%	0.1%	0.5%
Additional paid in capital	3,087	2,993	1,055	839	3.1%	192.6%	267.9%
Retained earnings	22,768	22,511	21,420	22,140	1.1%	6.3%	2.8%
Accumulated other comprehensive income	(2,489)	(1,683)	(1,092)	(563)	-47.9%	-127.9%	-342.1%
Total stockholders' equity	91,314	91,633	70,032	70,872	-0.3%	30.4%	28.8%
Total liabilities and stockholders' equity	$881,355	$872,348	$805,588	$800,085	1.0%	9.4%	10.2%

(1)	Loans are net of deferred loan fees of $1,555; $1,555; $1,701; $1,756 and allowance for loan losses of $11,106; $10,429; $10,412; $8,128 for June 30, 2009, March 31, 2009, December 31, 2008, and June 30, 2008 respectively.

Heritage Oaks Bancorp-2Q09 Results
July 20, 2009

Heritage Oaks Bancorp
Consolidated Statements of Income

	(unaudited)	(unaudited)	(unaudited)
	For the Three Months Ended			Percentage Change Vs.
(dollar amounts in thousands except per share data)	6/30/2009	3/31/2009	6/30/2008	3/31/2009	6/30/2008
Interest Income
Interest and fees on loans	$11,416	$11,147	$11,732	2.4%	-2.7%
Interest on investment securities
Mortgage backed securities	625	548	546	14.1%	14.5%
Obligations of state and political subdivisions	208	186	185	11.8%	12.4%
Interest on time deposits with other banks	1	1	3	0.0%	-66.7%
Interest on federal funds sold	10	7	45	42.9%	-77.8%
Interest on other securities	9	7	63	28.6%	-85.7%
Total interest income	12,269	11,896	12,574	3.1%	-2.4%
Interest Expense
Interest on savings, NOW and money market deposits	839	817	1,020	2.7%	-17.7%
Interest on time deposits in denominations of $100K or more	631	544	525	16.0%	20.2%
Interest on time deposits under $100K	664	564	674	17.7%	-1.5%
Other borrowings	293	404	766	-27.5%	-61.7%
Total interest expense	2,427	2,329	2,985	4.2%	-18.7%
Net interest income before provision for loan losses	9,842	9,567	9,589	2.9%	2.6%
Provision for loan losses	2,700	2,110	2,775	28.0%	-2.7%
Net interest income after provision for loan losses	7,142	7,457	6,814	-4.2%	4.8%
Non Interest Income
Service charges on deposit accounts	752	712	837	5.6%	-10.2%
ATM/Debit card transaction/interchange fees	254	215	218	18.1%	16.5%
Bancard	55	37	70	48.6%	-21.4%
Mortgage origination fees	336	330	83	1.8%	304.8%
Earnings on bank owned life insurance	124	122	119	1.6%	4.2%
Other commissions and fees	83	149	392	-44.3%	-78.8%
Gain on sale of investment securities	-	122	37	-100.0%	-100.0%
Loss on sale of OREO property	(104)	(27)	-	-285.2%	-100.0%
Total non interest income	1,500	1,660	1,756	-9.6%	-14.6%
Non Interest Expense
Salaries and employee benefits	3,745	3,803	4,021	-1.5%	-6.9%
Occupancy	826	852	778	-3.1%	6.2%
Equipment	376	325	351	15.7%	7.1%
Promotional	225	101	235	122.8%	-4.3%
Data processing	691	670	672	3.1%	2.8%
Stationary and supplies	99	105	105	-5.7%	-5.7%
Regulatory fees	537	143	117	275.5%	359.0%
Audit and tax costs	147	148	114	-0.7%	28.9%
Amortization of core deposit intangible	262	263	215	-0.4%	21.9%
Director fees	80	83	80	-3.6%	0.0%
Communication	61	62	79	-1.6%	-22.8%
Other	965	870	731	10.9%	32.0%
Total non interest expense	8,014	7,425	7,498	7.9%	6.9%
Income before provision for income taxes	628	1,692	1,072	62.9%	-41.4%
Provision for income taxes	121	590	381	79.5%	-68.2%
Net income	507	1,102	691	54.0%	-26.6%
Dividends and accretion on preferred stock	250	11	-	2172.7%	100.0%
Net income available to common shareholders	$257	$1,091	$691	76.4%	-62.8%

Shares Outstanding
Basic	7,696,027	7,689,317	7,705,174
Diluted	7,790,708	7,824,377	7,830,390
Earnings Per Common Share
Basic	$0.03	$0.14	$0.09
Diluted	$0.03	$0.14	$0.09

Heritage Oaks Bancorp-2Q09 Results
July 20, 2009

Heritage Oaks Bancorp
Consolidated Statements of Income

	(unaudited)	(unaudited)	Percentage
	For the Six Months Ended		Change Vs.
(dollar amounts in thousands except per share data)	6/30/2009	6/30/2008	6/30/2008
Interest Income
Interest and fees on loans	$22,563	$23,823	-5.29%
Interest on investment securities
Mortgage backed securities	1,173	966	21.4%
Obligations of state and political subdivisions	394	369	6.8%
Interest on time deposits with other banks	2	6	-66.7%
Interest on federal funds sold	17	112	-84.8%
Interest on other securities	16	115	-86.1%
Total interest income	24,165	25,391	-4.8%
Interest Expense
Interest on savings, NOW and money market deposits	1,656	2,526	-34.4%
Interest on time deposits in denominations of $100K or more	1,175	1,205	-2.5%
Interest on time deposits under $100K	1,228	1,574	-22.0%
Other borrowings	697	1,377	-49.4%
Total interest expense	4,756	6,682	-28.8%
Net interest income before provision for loan losses	19,409	18,709	3.7%
Provision for loan losses	4,810	3,015	59.5%
Net interest income after provision for loan losses	14,599	15,694	-7.0%
Non Interest Income
Service charges on deposit accounts	1,464	1,609	-9.0%
ATM/Debit card transaction/interchange fees	470	413	13.8%
Bancard	92	113	-18.6%
Mortgage origination fees	665	249	167.1%
Earnings on bank owned life insurance	246	231	6.5%
Other commissions and fees	232	543	-57.3%
Gain on sale of investment securities	122	37	229.7%
Loss on sale of OREO property	(131)	-	100.0%
Total non interest income	3,160	3,195	-1.1%
Non Interest Expense
Salaries and employee benefits	7,548	8,246	-8.5%
Occupancy	1,678	1,551	8.2%
Equipment	701	717	-2.2%
Promotional	326	481	-32.2%
Data processing	1,361	1,326	2.6%
Stationary and supplies	203	224	-9.4%
Regulatory fees	680	225	202.2%
Audit and tax costs	295	228	29.4%
Amortization of core deposit intangible	525	430	22.1%
Director fees	163	158	3.2%
Communication	123	152	-19.1%
Other	1,836	1,380	33.0%
Total non interest expenses	15,439	15,118	2.1%
Income before provision for income taxes	2,320	3,771	-38.5%
Provision for income taxes	711	1,405	-49.4%
Net income	1,609	2,366	-32.0%
Dividends and accretion on preferred stock	261	-	100.0%
Net income available to common shareholders	$1,348	$2,366	-43.0%

Shares Outstanding
Basic	7,692,765	7,699,860
Diluted	7,778,371	7,841,144
Earnings Per Common Share
Basic	$0.17	$0.31
Diluted	$0.17	$0.30

Heritage Oaks Bancorp-2Q09 Results
July 20, 2009

	Three Months Ended
AVERAGE BALANCES AND RATES	6/30/2009		3/31/2009		6/30/2008
(dollars in thousands)	Balance	Yield/Rate	Balance	Yield/Rate	Balance	Yield/Rate
Interest Earning Assets
Investments with other banks	$119	3.37%	$119	3.41%	$281	4.29%
Federal funds sold	20,816	0.19%	12,844	0.22%	9,249	1.96%
Investment securities - taxable	57,746	4.40%	45,201	4.98%	46,594	5.26%
Investment securities - non taxable	19,412	4.30%	17,163	4.40%	17,423	4.27%
Loans	705,779	6.49%	695,774	6.50%	656,917	7.18%
Total earning assets	803,872	6.12%	771,101	6.26%	730,464	6.92%
Allowance for loan losses	(10,121)		(10,623)		(6,475)
Other assets	71,936		66,896		67,083
Total assets	$865,687		$827,374		$791,072

Interest Bearing Liabilities
Interest bearing demand	$61,084	0.69%	$64,627	0.53%	$83,754	0.78%
Savings	23,819	0.19%	22,069	0.17%	24,343	0.59%
Money market	177,585	1.48%	173,145	1.55%	187,616	1.76%
Time deposits	185,078	2.52%	143,145	2.71%	136,709	3.14%
Brokered money market	32,893	0.82%	40,860	0.64%	-	0.00%
Brokered time deposits	36,907	1.46%	29,390	2.11%	15,919	3.28%
Total interest bearing deposits	517,366	1.65%	473,236	1.65%	448,341	1.99%
Federal funds purchased	109	1.10%	650	1.25%	3,439	2.46%
Securities sold under agreement to repurchase	-	0.00%	2,638	0.15%	2,094	1.92%
Federal Home Loan Bank borrowings	68,956	0.83%	109,478	0.91%	90,731	2.46%
Junior subordinated debentures	13,403	4.49%	13,403	4.69%	13,403	5.40%
Total borrowed funds	82,468	1.43%	126,169	1.30%	109,667	2.81%
Total interest bearing liabilities	599,834	1.62%	599,405	1.58%	558,008	2.15%
Non interest bearing demand	163,994		145,849		152,927
Total funding	763,828	1.27%	745,254	1.27%	710,935	1.69%
Other liabilities	9,372		8,086		7,856
Total liabilities	773,200		753,340		718,791
Total shareholders' equity	92,487		74,034		72,281
Total liabilities and shareholders' equity	$865,687		$827,374		$791,072

Net interest margin		4.91%		5.03%		5.28%

Heritage Oaks Bancorp-2Q09 Results
July 20, 2009

	Six Months Ended
AVERAGE BALANCES AND RATES	6/30/2009		6/30/2008
(dollars in thousands)	Balance	Yield/Rate	Balance	Yield/Rate
Interest Earning Assets
Investments with other banks	$119	3.39%	$306	3.94%
Federal funds sold	16,852	0.20%	8,631	2.61%
Investment securities - taxable	51,507	4.66%	42,370	5.13%
Investment securities - non taxable	18,293	4.34%	17,273	4.30%
Loans	700,804	6.49%	640,449	7.48%
Total earning assets	787,575	6.19%	709,029	7.20%
Allowance for loan losses	(10,370)		(6,339)
Other assets	69,431		64,924
Total assets	$846,636		$767,614

Interest Bearing Liabilities
Interest bearing demand	$62,845	0.61%	$75,314	0.68%
Savings	22,949	0.18%	28,634	1.17%
Money market	175,378	1.51%	195,860	2.16%
Time deposits	164,228	2.60%	142,125	3.62%
Brokered money market	36,854	0.72%	-	0.00%
Brokered time deposits	33,169	1.74%	11,209	3.91%
Total interest bearing deposits	495,423	1.65%	453,142	2.35%
Federal funds purchased	378	1.07%	3,824	2.94%
Securities sold under agreement to repurchase	1,312	0.31%	2,080	2.61%
Federal Home Loan Bank borrowings	89,105	0.88%	67,170	2.67%
Junior subordinated debentures	13,403	4.59%	13,403	6.05%
Total borrowed funds	104,198	1.35%	86,477	3.20%
Total interest bearing liabilities	599,621	1.60%	539,619	2.49%
Non interest bearing demand	154,971	0.00%	148,518	0.00%
Total funding	754,592	1.27%	688,137	1.95%
Other liabilities	8,733		8,051
Total liabilities	763,325		696,188
Total shareholders' equity	83,311		71,426
Total liabilities and shareholders' equity	$846,636		$767,614

Net interest margin		4.97%		5.31%

Heritage Oaks Bancorp-2Q09 Results
July 20, 2009

Additional Financial Information
(dollar amounts in thousands)	For the Quarters Ended				Percentage Change Vs.
LOANS	6/30/2009	3/31/2009	12/31/2008	6/30/2008	3/31/2009	12/31/2008	6/30/2008
Real Estate Secured
Multi-family residential	$17,414	$17,569	$16,206	$14,457	-0.9%	7.5%	20.5%
Residential 1 to 4 family	23,626	23,063	23,910	26,466	2.4%	-1.2%	-10.7%
Home equity lines of credit	29,049	28,929	26,409	19,220	0.4%	10.0%	51.1%
Commercial	302,735	294,825	285,631	268,612	2.7%	6.0%	12.7%
Farmland	9,639	9,426	10,723	10,652	2.3%	-10.1%	-9.5%
Commercial
Commercial and industrial	171,208	167,149	157,674	154,456	2.4%	8.6%	10.8%
Agriculture	14,231	13,989	13,744	12,747	1.7%	3.5%	11.6%
Other	491	575	620	814	-14.6%	-20.8%	-39.7%
Construction
Single family residential	14,710	16,590	11,414	9,708	-11.3%	28.9%	51.5%
Single family residential - Spec.	10,338	12,850	15,395	16,565	-19.5%	-32.8%	-37.6%
Tract	3,202	3,190	2,431	2,317	0.4%	31.7%	38.2%
Multi-family	5,648	5,727	5,808	9,482	-1.4%	-2.8%	-40.4%
Hospitality	12,388	8,292	18,630	21,401	49.4%	-33.5%	-42.1%
Commercial	17,215	21,056	21,484	27,565	-18.2%	-19.9%	-37.5%
Land	57,149	60,031	61,681	55,555	-4.8%	-7.3%	2.9%
Installment loans to individuals	8,428	8,038	7,851	7,792	4.9%	7.3%	8.2%
All other loans (including overdrafts)	383	342	536	2,003	12.0%	-28.5%	-80.9%
Total gross loans	$697,854	$691,641	$680,147	$659,812	0.9%	2.6%	5.8%
Deferred loan fees	1,555	1,555	1,701	1,756	0.0%	-8.6%	-11.4%
Allowance for loan losses	11,106	10,429	10,412	8,128	6.5%	6.7%	36.6%
Net loans	$685,193	$679,657	$668,034	$649,928	0.8%	2.6%	5.4%
Loans held for sale	$11,692	$13,806	$7,939	$1,246	-15.3%	47.3%	838.4%

	For the Quarters Ended				Percentage Change Vs.
ALLOWANCE FOR LOAN LOSSES	6/30/2009	3/31/2009	12/31/2008	6/30/2008	3/31/2009	12/31/2008	6/30/2008

Balance, beginning of period	$10,429	$10,412	$10,350	$6,305	0.2%	0.8%	65.4%
Provision expense	2,700	2,110	6,000	2,775	28.0%	-55.0%	-2.7%
Loans charged-off
Commercial real estate	-	-	35	305	-	-100.0%	-100.0%
1-4 family residential	-	-	555	-	-	-100.0%	-
Commercial and industrial	942	283	2,998	492	232.9%	-68.6%	91.5%
Construction	415	1,406	914	206	-70.5%	-54.6%	101.5%
Land	681	310	1,434	-	119.7%	-52.5%	100.0%
Other	4	97	5	21	-95.9%	-20.0%	-81.0%
Total charge-offs	2,042	2,096	5,941	1,024	-2.6%	-65.6%	99.4%
Recoveries of loans previously charged off	19	3	3	72	533.3%	533.3%	-73.6%
Balance, end of period	$11,106	$10,429	$10,412	$8,128	6.5%	6.7%	36.6%

Net charge-offs	$2,023	$2,093	$5,938	$952	-3.3%	-65.9%

	For the Quarters Ended				Percentage Change Vs.
NON-PERFORMING ASSETS	6/30/2009	3/31/2009	12/31/2008	6/30/2008	3/31/2009	12/31/2008	6/30/2008

Loans on non-accrual status
Commercial real-estate	$2,776	$3,076	$1,961	$852	-9.8%	41.6%	225.8%
Residential 1-4 family	392	392	265	712	0.0%	47.9%	-44.9%
Home equity lines of credit	320	320	320	-	0.0%	0.0%	100.0%
Commercial	5,316	7,309	7,060	1,236	-27.3%	-24.7%	330.1%
Agriculture	384	-	-	-	100.0%	100.0%	100.0%
Construction	2,267	5,282	5,990	10,009	-57.1%	-62.2%	-77.4%
Land	511	3,825	2,720	591	-86.6%	-81.2%	-13.5%
Installment	132	87	11	14	51.7%	1100.0%	842.9%
Total non-accruing loans	$12,098	$20,291	$18,327	$13,414	-40.4%	-34.0%	-9.8%
Loans more than 90 days delinquent, still accruing	140	-	348	93	-	-59.8%	50.5%
Total non-performing loans	12,238	20,291	18,675	13,507	-39.7%	-34.5%	-9.4%
Other real estate owned (OREO)	6,669	2,893	1,337	197	130.5%	398.8%	3285.3%
Total non-performing assets	$18,907	$23,184	$20,012	$13,704	-18.4%	-5.5%	38.0%

	For the Quarters Ended				Percentage Change Vs.
DEPOSITS	6/30/2009	3/31/2009	12/31/2008	6/30/2008	3/31/2009	12/31/2008	6/30/2008

Non interest bearing demand	$178,600	$164,320	$147,044	$168,589	8.7%	21.5%	5.9%
Interest bearing demand	64,723	64,289	72,952	83,387	0.7%	-11.3%	-22.4%
Regular savings accounts	24,792	23,056	21,835	23,067	7.5%	13.5%	7.5%
Money market accounts	190,661	169,976	173,199	187,345	12.2%	10.1%	1.8%
Brokered money market funds	10,002	46,002	28,502	-	-78.3%	-64.9%	100.0%
Total interest bearing transaction & savings accounts	290,178	303,323	296,488	293,799	-4.3%	-2.1%	-1.2%
Time deposits	206,708	158,678	139,872	141,903	30.3%	47.8%	45.7%
Brokered time deposits	28,503	38,500	20,117	30,227	-26.0%	41.7%	-5.7%
Total deposits	$703,989	$664,821	$603,521	$634,518	5.9%	16.6%	10.9%

Heritage Oaks Bancorp-2Q09 Results
July 20, 2009

	Three Months Ended				Six Months Ended
PROFITABILITY / PERFORMANCE RATIOS	6/30/2009	3/31/2009	12/31/2008	6/30/2008	6/30/2009	6/30/2008
Operating efficiency	70.02%	66.71%	66.43%	66.31%	68.38%	69.14%
Operating efficiency - adjusted (1)	66.63%	65.14%	66.16%	66.31%	65.91%	69.14%
Return on average equity	2.20%	6.04%	-6.93%	3.84%	3.89%	6.66%
Return on average common equity	1.41%	6.19%	-6.93%	3.84%	3.76%	6.66%
Return on average tangible equity	2.54%	7.36%	-8.65%	4.92%	4.60%	8.56%
Return on average tangible common equity	1.69%	7.61%	-8.65%	4.92%	4.57%	8.56%
Return on average assets	0.23%	0.54%	-0.63%	0.35%	0.38%	0.62%
Non interest income to average assets	0.69%	0.81%	0.75%	0.89%	0.75%	0.84%
Non interest expense to average assets	3.71%	3.64%	3.61%	3.81%	3.68%	3.96%
Net interest income to average assets	4.56%	4.69%	4.68%	4.88%	4.62%	4.90%
Non interest income to total net revenue	13.23%	14.79%	13.81%	15.48%	14.00%	14.59%
Yield on interest earnings assets	6.12%	6.26%	6.58%	6.92%	6.19%	7.20%
Cost of interest bearing liabilities	1.65%	1.65%	2.03%	2.15%	1.65%	2.49%
Cost of funds	1.27%	1.27%	1.60%	1.69%	1.27%	1.95%
Net interest margin	4.91%	5.03%	5.04%	5.28%	4.97%	5.31%

ASSET QUALITY RATIOS

Non-performing loans to total gross loans	1.75%	2.93%	2.75%	2.05%
Non-performing loans as a % of ALLL	110.19%	194.56%	179.36%	166.18%
Non-performing loans as a % of total assets	1.39%	2.33%	2.32%	1.69%
Non-performing loans to primary capital	13.40%	22.14%	26.67%	19.06%
Non-performing assets to total assets	2.15%	2.66%	2.48%	1.71%
Allowance for loan losses to total gross loans	1.59%	1.51%	1.53%	1.23%
Net charge-offs to average loans outstanding	0.29%	0.30%	0.88%	0.14%

CAPITAL RATIOS

Company
Leverage ratio	10.87%	11.35%	8.90%	8.87%
Tier I Risk-Based Capital Ratio	11.95%	11.92%	9.37%	9.66%
Total Risk-Based Capital Ratio	13.20%	13.17%	10.62%	10.83%

Bank
Leverage ratio	10.33%	9.75%	8.66%	8.64%
Tier I Risk-Based Capital Ratio	11.23%	10.24%	9.10%	9.38%
Total Risk-Based Capital Ratio	12.49%	11.49%	10.36%	10.55%

(1) Ratio does not include the following one time items; OREO related expenses of $193 and $337 for the three and six month periods ending June 30, 2009,
$144 for the three months ending March 31, 2009 and $44 for the three months ending December 31, 2008, loss on sale of OREO properties of $104 and $131 for the three and six month periods ending June 30, 2009 and FDIC special assessment cost of $388 for both the three and six month periods ending June 30, 2009.

NOTE:  Transmitted on GlobeNewswire on July 20, 2009 at 1:00 p.m. PDT